UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 16, 2005
LHC Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	8082 (Commission File Number)	71-0918189 (I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA (Address of Principal Executive Offices)	70503 (Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-99.1 PRESS RELEASE DATED AUGUST 16, 2005

Item 8.01 Other Events.
     On August 16, 2005, LHC Group, Inc. (the “Company”) issued a press release announcing the closing of two recent acquisitions. In connection with these transactions, the Company has acquired the home care assets of Good Shepherd Health System of Longview, Texas (“Good Shepherd”) as well as the assets of A1 Nursing Registry, Inc., of Lafayette, Louisiana (“A1”). The Company paid a combined $1.5 million in cash for the assets of these two entities.
     The Company will combine its existing operations in Longview, Texas, with those it has purchased from Good Shepherd and form a new entity, which will operate under the name Good Shepherd HomeCare and serve both the Longview and Linden, Texas markets. Good Shepard will retain a 1/3 equity interest in the new entity.
     A1 is a leading provider of private-duty nursing services in Lafayette, Louisiana. The Company plans to combine its existing private duty operations in Lafayette with those of A1.
Item 9.01 Financial Statements and Exhibits.
     A copy of the Company’s press release concerning the Good Shepherd and A1 acquisitions is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ R. Barr Brown
R. Barr Brown
Senior Vice President, Chief Financial Officer

Dated: August 18, 2005

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated August 16, 2005